Exhibit 10.17

BioAtla, I.LC

Effective April 1st, 2020

Carolyn Short

c/o BioAtla, LLC

Re: Severance Agreement April 2020

Dear Carolyn Short,

BioAtla, LLC (the “Company-), is pleased to provide the following Amended Severance Agreement (the -Agreement”) to you (the “Executive”). This Agreement will be effective only if you sign and return this Agreement within ten (10) business days.

1. Eligibility / Severance Benefits. If (i) your employment ceases at any time prior to a Change in Control (a “Qualifying Termination”), for any reason other than termination for Cause, and (ii) you satisfy the Release Requirement (as defined in Section 2 below), then you will receive the following “Severance Benefits”:

1.1. Severance Payment. A severance payment equal to twenty-four (24) months of the greater of: i) your final monthly base salary prior to any company wide salary reduction plan, or ii) in the event your date of termination occurs prior to a salary increase for the previous year performance, your final monthly base salary prior to any company wide salary reduction plan including the greater of: a) the maximum salary increase percentage provided to any employee (without a title change) or b) 4% (the “Severance Payment”). The Severance Payment will be paid to you, in the form of monthly payments beginning the later date of the following: 1) the date of termination and for twenty-four months thereafter, subject to required payroll deductions and tax withholdings, and 2) the day of the Release Effective Date (as defined in Section 2 below). Further, for purposes of calculating the Severance Payment, your final base salary will be calculated prior to giving effect to any reduction in base salary that would give rise to your right to resign for Good Reason. You will be eligible for the company bonus as set forth below.

1.2. Bonus Payment. An amount equal to your target bonus amount for the full year of the Termination Year (the “Target Bonus Amount”) will be paid to you, in the form of 12 monthly payments, subject to required payroll deductions and tax withholdings. For purposes of calculating the Target Bonus Amount for the Termination Year, the same final base salary used in 1.1 above will be used.

1.3. Prior Year Bonus Payment. If the Qualifying Termination occurs prior to the date on which bonuses are paid for the year immediately preceding the Termination Year (the “Prior Year”), an amount equal to your full target bonus amount for the Prior Year (the “Prior Year Bonus Payment”) will be paid to you (if applicable), in the form of 12 monthly payments, subject to required payroll deductions and tax withholdings, within twenty (20) business days following the Release Effective Date. For purposes of calculating the Prior Year Bonus Payment, the same final base salary used in 1.1 above will be used.

April 1st, 2020

CAROLYN SHORT

1.4. Double Trigger Accelerated Vesting. The vesting and exercisability of all unvested time-based vesting equity awards then held by you shall accelerate such that all shares become immediately vested and exercisable, if applicable, by you upon such termination and shall remain exercisable, if applicable, following your termination as set forth in the applicable equity award documents. With respect to any performance-based vesting equity award, such award shall continue to be governed in all respects by the terms of the applicable equity award documents.

2. Conditions to Receipt of Severance Benefits. To be eligible for any of the Severance Benefits pursuant to Section 1 of this Agreement, you must satisfy the following release requirement (the “Release Requirement”): return to the Company a signed and dated general release of all known and unknown claims in a termination agreement acceptable to the Company (the “Release”) within the applicable deadline set forth therein, but in no event later than forty-five (45) calendar days following your termination date, and permit the Release to become effective and irrevocable in accordance with its terms (such effective date of the Release, the “Release Effective Date”). No Severance Benefits will be paid hereunder prior to the Release Effective Date. Accordingly, if you refuse to sign and deliver to the Company an executed Release or you sign and deliver to the Company the Release but exercise your right, if any, under applicable law to revoke the Release (or any portion thereof), then you will not be entitled to any severance, payment or benefit under this Agreement.

3. IRS Code Section 409A. All payments provided hereunder are intended to constitute separate payments for purposes of Treasury Regulation Section 1.409A-2(b) (2). If the Company determines that any benefits provided under this Agreement constitute “deferred compensation” under Section 409A of the Internal Revenue Code of 1986 as amended (“Section 409A”), such benefits will not commence in connection with your termination of employment unless such termination also qualifies as a “separation from service” with the Company within the meaning of Treasury Regulation Section 1.409A-1(h) (without regard to any permissible alternative definition thereunder) (“Separation from Service”). If the Company determines that any benefits provided under this Agreement constitute “deferred compensation” under Section 409A and you are a “specified employee” of the Company or any affiliate thereof (or any successor entity thereto) within the meaning of Section 409A(aX2XB)(i) of the Code on the date of your Separation from Service, then the payment of any such benefits shall be delayed until the earlier of: (i) the date that is six (6) months and one (1) day after the date of your Separation from Service, or (ii) the date of your death (such date, the “Delayed Payment Date”), and the Company (or the successor entity thereto, as applicable) shall (A) pay to you a lump sum amount equal to the sum of the benefit payments that otherwise would have been paid to you on or before the Delayed Payment Date, without any adjustment on account of such delay, and (B) continue the benefit payments in accordance with any applicable payment schedules set forth for the balance of the period specified herein. In addition to the above, to the extent required to comply with Section 409A and the applicable regulations and guidance issued thereunder, if the applicable deadline for you to execute (and not revoke) the applicable Release spans two calendar years, the Release Effective Date shall not be deemed to occur until the second calendar year.

April 1st, 2020

CAROLYN SHORT

4. Section 280G; Limitations on Payment.

4.1. If any payment or benefit you will or may receive from the Company or otherwise (a “280G Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then any such 280G Payment provided pursuant to this Agreement (a “Payment”) shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount (i.e., the amount determined by clause (x) or by clause (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in a Payment is required pursuant to the preceding sentence and the Reduced Amount is determined pursuant to clause (x) of the preceding sentence, the reduction shall occur in the manner (the “Reduction Method”) that results in the greatest economic benefit for you. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata (the “Pro Rata Reduction Method”).

4.2. Notwithstanding any provision of Section 4.1 to the contrary, if the Reduction Method or the Pro Rata Reduction Method would result in any portion of the Payment being subject to taxes pursuant to Section 409A that would not otherwise be subject to taxes pursuant to Section 409A, then the Reduction Method and/or the Pro Rata Reduction Method, as the case may be, shall be modified so as to avoid the imposition of taxes pursuant to Section 409A as follows: (A) as a first priority, the modification shall preserve to the greatest extent possible, the greatest economic benefit for Executive as determined on an after-tax basis; (B) as a second priority, Payments that are contingent on future events (e.g., being terminated without Cause), shall be reduced (or eliminated) before Payments that are not contingent on future events; and (C) as a third priority, Payments that are “deferred compensation” within the meaning of Section 409A shall be reduced (or eliminated) before Payments that are not deferred compensation within the meaning of Section 409A.

4.3. Unless you and the Company agree on an alternative accounting firm or, the accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the Change in Control transaction shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control transaction, the Company shall appoint a nationally recognized accounting or law firm to make the determinations required by this Section 4. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The Company shall use commercially reasonable efforts to cause the accounting or law firm engaged to make the determinations hereunder to provide its calculations, together with detailed supporting documentation, to you and the Company within fifteen (15) calendar days after the date on which your right to a 280G Payment becomes reasonably likely to occur (if requested at that time by you or the Company) or such other time as requested by you or the Company.

April 1st, 2020

CAROLYN SHORT

4.4. If you receive a Payment for which the Reduced Amount was determined pursuant to clause (x) of Section 4.1 and the Internal Revenue Service determines thereafter that some portion of the Payment is subject to the Excise Tax, you agree to promptly return to the Company a sufficient amount of the Payment (after reduction pursuant to clause (x) of Section 4.1) so that no portion of the remaining Payment is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount was determined pursuant to clause (y) of Section 4.1, you shall have no obligation to return any portion of the Payment pursuant to the preceding sentence.

5. Definitions.

5.1. Change in Control. For purposes of this Agreement, the term “Change in Control” means a transaction or series of transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of stock or units), the result of which is that Jay Short and Carolyn Short are, after giving effect to such transaction, no longer, in the aggregate, in control, directly or indirectly (including through one or more intermediaries and/or voting rights agreements), of more than 50% of the voting power of the outstanding voting securities of the surviving entity of such transaction, and including a capital raising transaction in which the Company is the surviving entity.

5.2. Termination Year. For purposes of this Agreement, “Termination Year” means the fiscal year in which your Company employment is terminated for any reason.

5.3. Good Reason. For purposes of this Agreement, “Good Reason” is a Qualifying Termination, and Good Reason includes Company requiring Executive to work full time for Himalaya Therapeutics (“Himalaya”), to advance Himalaya’s development and commercialization of Company’s products under the rights agreement with Himalaya in the Himalaya territory.

6. Miscellaneous. Nothing in this Agreement is intended to alter the at-will nature of your employment with the Company or the terms of any offer letter and/or employment-related agreement with the Company. This Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and you with regard to Severance Benefits, and it supersedes and replaces any other agreements (whether written or unwritten) you may have with the Company concerning any severance benefits. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a written agreement approved by the Board and signed by you and a duly authorized and independent member of the Board. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination shall not affect any other provision of this Agreement and the provision in question shall be modified so as to be rendered enforceable in a

April 1st, 2020

CAROLYN SHORT

manner consistent with the intent of the parties insofar as possible under applicable law. This Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to conflicts of law principles. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement, or rights hereunder, shall be in writing and shall not be deemed to be a waiver of any successive breach or rights hereunder. This Agreement may be executed in counterparts which shall be deemed to be part of one original, and facsimile signatures, and signatures sent via PDF, shall be equivalent to original signatures.

To indicate your understanding and acceptance of this Agreement, please sign and date below, and return this Agreement to the Company.

Sincerely,

BioAtla, LLC

/s/ Richard Waldron Richard Waldron
Chief Financial Officer

Understood and Accepted:

/s/ Carolyn Short
Carolyn Short

BioAtla, LLC

Effective July 1st, 2018

Carolyn Short

C/o BioAtla, LLC

Re: Severance Agreement

Dear Carolyn Short,

BioAtla, LLC (the “Company”), is pleased to provide the following Severance Agreement (the “Agreement”) to you. This Agreement will be effective only if you sign and return this Agreement within ten (10) business days.

1. Eligibility / Severance Benefits. If (i) your employment ceases at any time following a Change in Control (either, a “Qualifying Termination”), and (ii) you satisfy the Release Requirement (as defined in Section 2 below), then you will receive the following “Severance Benefits”:

1.1. Severance Payment. A severance payment equal to eighteen (18) months of your final monthly base salary (the “Severance Payment”). The Severance Payment will be paid to you, in the form of a lump sum payment, subject to required payroll deductions and tax withholdings, within twenty (20) business days following the Release Effective Date (as defined in Section 2 below). For purposes of calculating the Severance Payment, your final base salary will be calculated prior to giving effect to any reduction in base salary that would give rise to your right to resign for Good Reason.

1.2. Prorata Bonus Payment. An amount equal to a prorated portion of your target bonus amount for the Termination Year (the “Target Bonus Amount”) that corresponds to your service during the Termination Year (the “Prorata Bonus Payment”), which shall be calculated by multiplying (i) the Target Bonus Amount, by (ii) a fraction, the numerator of which is the number of days during the Termination Year that you were employed by the Company and the denominator of which is three hundred and sixty-five (365). The Prorata Bonus Payment will be paid to you, in the form of a lump sum payment, subject to required payroll deductions and tax withholdings, within twenty (20) business days following the Release Effective Date. For purposes of calculating the Target Bonus Amount for any Termination Year, your final base salary will be calculated prior to giving effect to any reduction in base salary that would give rise to your right to resign for Good Reason.

1.3. Prior Year Bonus Payment. If the Qualifying Termination occurs prior to the date on which bonuses are paid for the year immediately preceding the Termination Year (the “Prior Year”), an amount equal to your full target bonus amount for the Prior Year (the “Prior Year Bonus Payment”). The Prior Year Bonus Payment will be paid to you (if applicable), in the form of a lump sum payment, subject to required payroll deductions and tax withholdings, within twenty (20) business days following the Release Effective Date. For purposes of calculating the Prior Year Bonus Payment, your final base salary will be calculated prior to giving effect to any reduction in base salary that would give rise to your right to resign for Good Reason.

1.4. Double Trigger Accelerated Vesting. The vesting and exercisability of all unvested time-based vesting equity awards then held by you shall accelerate such that all shares become immediately vested and exercisable, if applicable, by you upon such termination and shall remain exercisable, if applicable, following your termination as set forth in the applicable equity award documents. With respect to any performance-based vesting equity award, such award shall continue to be governed in all respects by the terms of the applicable equity award documents.

2. Conditions to Receipt of Severance Benefits. To be eligible for any of the Severance Benefits pursuant to Section 1 of this Agreement, you must satisfy the following release requirement (the “Release Requirement”): return to the Company a signed and dated general release of all known and unknown claims in a termination agreement acceptable to the Company (the “Release”) within the applicable deadline set forth therein, but in no event later than forty-five (45) calendar days following your termination date, and permit the Release to become effective and irrevocable in accordance with its terms (such effective date of the Release, the “Release Effective Date”). No Severance Benefits will be paid hereunder prior to the Release Effective Date. Accordingly, if you refuse to sign and deliver to the Company an executed Release or you sign and deliver to the Company the Release but exercise your right, if any, under applicable law to revoke the Release (or any portion thereof), then you will not be entitled to any severance, payment or benefit under this Agreement.

3. IRS Code Section 409A. All payments provided hereunder are intended to constitute separate payments for purposes of Treasury Regulation Section 1.409A-2(b) (2). If the Company determines that any benefits provided under this Agreement constitute “deferred compensation” under Section 409A of the Internal Revenue Code of 1986 as amended (“Section 409A”), such benefits will not commence in connection with your termination of employment unless such termination also qualifies as a “separation from service” with the Company within the meaning of Treasury Regulation Section 1.409A-1(h) (without regard to any permissible alternative definition thereunder) (“Separation from Service”). If the Company determines that any benefits provided under this Agreement constitute “deferred compensation” under Section 409A and you are a “specified employee” of the Company or any affiliate thereof (or any successor entity thereto) within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date of your Separation from Service, then the payment of any such benefits shall be delayed until the earlier of: (i) the date that is six (6) months and one (1) day after the date of your Separation from Service, or (ii) the date of your death (such date, the “Delayed Payment Date”), and the Company (or the successor entity thereto, as applicable) shall (A) pay to you a lump sum amount equal to the sum of the benefit payments that otherwise would have been paid to you on or before the Delayed Payment Date, without any adjustment on account of such delay, and (B) continue the benefit payments in accordance with any applicable payment schedules set forth for the balance of the period specified herein. In addition to the above, to the extent required to comply with Section 409A and the applicable regulations and guidance issued thereunder, if the applicable deadline for you to execute (and not revoke) the applicable Release spans two calendar years, the Release Effective Date shall not be deemed to occur until the second calendar year.

4. Section 280G; Limitations on Payment.

4.1. If any payment or benefit you will or may receive from the Company or otherwise (a “280G Payment”) would (i) constitute a “parachute payment” within the meaning of

Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then any such 280G Payment provided pursuant to this Agreement (a “Payment”) shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount (i.e., the amount determined by clause (x) or by clause (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in a Payment is required pursuant to the preceding sentence and the Reduced Amount is determined pursuant to clause (x) of the preceding sentence, the reduction shall occur in the manner (the “Reduction Method”) that results in the greatest economic benefit for you. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata (the “Pro Rata Reduction Method”).

4.2. Notwithstanding any provision of Section 4.1 to the contrary, if the Reduction Method or the Pro Rata Reduction Method would result in any portion of the Payment being subject to taxes pursuant to Section 409A that would not otherwise be subject to taxes pursuant to Section 409A, then the Reduction Method and/or the Pro Rata Reduction Method, as the case may be, shall be modified so as to avoid the imposition of taxes pursuant to Section 409A as follows: (A) as a first priority, the modification shall preserve to the greatest extent possible, the greatest economic benefit for Executive as determined on an after-tax basis; (B) as a second priority, Payments that are contingent on future events (e.g., being terminated without Cause), shall be reduced (or eliminated) before Payments that are not contingent on future events; and (C) as a third priority, Payments that are “deferred compensation” within the meaning of Section 409A shall be reduced (or eliminated) before Payments that are not deferred compensation within the meaning of Section 409A.

4.3. Unless you and the Company agree on an alternative accounting firm or, the accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the Change in Control transaction shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control transaction, the Company shall appoint a nationally recognized accounting or law firm to make the determinations required by this Section 4. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The Company shall use commercially reasonable efforts to cause the accounting or law firm engaged to make the determinations hereunder to provide its calculations, together with detailed supporting documentation, to you and the Company within fifteen (15) calendar days after the date on which your right to a 280G Payment becomes reasonably likely to occur (if requested at that time by you or the Company) or such other time as requested by you or the Company.

4.4. If you receive a Payment for which the Reduced Amount was determined pursuant to clause (x) of Section 4.1 and the Internal Revenue Service determines thereafter that some portion of the Payment is subject to the Excise Tax, you agree to promptly return to the Company a sufficient amount of the Payment (after reduction pursuant to clause (x) of Section 4.1) so that no portion of the remaining Payment is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount was determined pursuant to clause (y) of Section 4.1, you shall have no obligation to return any portion of the Payment pursuant to the preceding sentence.

5. Definitions.

5.1. Change in Control. For purposes of this Agreement, the term “Change in Control” means a transaction or series of transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of stock or units), the result of which is that Jay Short and Carolyn Short are, after giving effect to such transaction, no longer, in the aggregate, in control, directly or indirectly (including through one or more intermediaries and/or voting rights agreements), of more than 50% of the voting power of the outstanding voting securities of the surviving entity of such transaction, and including a capital raising transaction in which the Company is the surviving entity.

5.2. Termination Year. For purposes of this Agreement, “Termination Year” means the fiscal year in which your Company employment is terminated for any reason.

6. Miscellaneous. Nothing in this Agreement is intended to alter the at-will nature of your employment with the Company or the terms of any offer letter and/or employment-related agreement with the Company. This Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and you with regard to Severance Benefits, and it supersedes and replaces any other agreements (whether written or unwritten) you may have with the Company concerning any severance benefits. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a written agreement approved by the Board and signed by you and a duly authorized and independent member of the Board. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination shall not affect any other provision of this Agreement and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law. This Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to conflicts of law principles. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement, or rights hereunder, shall be in writing and shall not be deemed to be a waiver of any successive breach or rights hereunder. This Agreement may be executed in counterparts which shall be deemed to be part of one original, and facsimile signatures, and signatures sent via PDF, shall be equivalent to original signatures.

To indicate your understanding and acceptance of this Agreement, please sign and date below, and return this Agreement to the Company.

We look forward to a continued productive employment relationship.

Sincerely,

BioAtla, LLC

/s/ Richard Waldron
Richard Waldron
Chief Financial Officer

Understood and Accepted:

/s/ Carolyn Short
Carolyn Short